Exhibit 10.21

BOISE CASCADE CORPORATION

1995 KEY EXECUTIVE DEFERRED COMPENSATION PLAN

(As Amended Through January 1, 2002)

            1.      Purpose of the Plan. The purpose of the Boise Cascade Corporation 1995 Key Executive Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing key executives of the Company the opportunity to defer a portion of their compensation and thereby encourage their productive efforts on behalf of the Company. The Plan is also intended to provide Participants with an opportunity to supplement their retirement income through deferral of current compensation. The Plan is an unfunded plan providing deferred compensation to a select group of senior management or highly compensated employees.

            2.      Definitions.

                      2.1      Account Accumulation Rate. The rate of imputed interest which shall be applied to Participants' Deferred Accounts. This rate shall be equal to Moody's Times 130% during (i) the period of time the Participant is employed by the Company or any of its subsidiaries, and (ii) the period following the Participant's Termination of Employment, provided that at the time of such Termination of Employment the Participant satisfies the Rule of 70 or has attained age 55 and has 10 or more Years of Service, and provided that following Termination of Employment the Participant has not provided services for remuneration to a Competitor. With respect to any time period not included in the foregoing, the Account Accumulation Rate applicable to a Participant's Deferred Account shall be equal to Moody's.

                      2.2      Compensation. A Participant's salary, commission, bonus, and other payments for personal services rendered by a Participant to the Company during a calendar year, determined prior to giving effect to any deferral election under this Plan or any incentive compensation plan sponsored by the Company. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursement, cost-of-living allowance, education allowance, premium on excess group life insurance, or any Company contribution to the Pension Plan or any savings or 401(k) plan sponsored by the Company; the fact that an amount constitutes taxable income to the Participant shall not be controlling for this purpose. Compensation shall not include any taxable income realized by, or payments made to, an employee as a result of the grant or exercise of an option to acquire stock of the Company or as a result of the disposition of such stock, and shall not include compensation resulting from any stock option, stock bonus, restricted stock, phantom stock, or similar long-term incentive plan.

                      2.3      Competitor. Any business, foreign or domestic, which is engaged, at any time relevant to the provisions of this Plan, in the manufacture, sale, or distribution of products, or in the providing of services, in competition with products manufactured, sold, or distributed, or services provided, by the Company or any subsidiary, partnership, or joint venture of the Company. The determination of whether a business is a Competitor shall be made by the Company's General Counsel, in his or her sole discretion.

                      2.4      Deferred Account. The record on the Company's books of the cumulative amount of (i) a Participant's compensation deferred pursuant to this Plan, plus (ii) imputed interest on such deferred amounts accrued as provided in Section 5.1.

                      2.5      Deferred Compensation Agreement. A written agreement between a Participant and the Company, whereby a Participant agrees to defer a portion of his or her Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

                      2.6      Deferred Compensation and Benefits Trust. The irrevocable trust (the "DCB Trust") established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

                                 a.      A "Potential Change in Control of the Company" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; unless that Person has filed a schedule under Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated under Section 13, and that schedule (including any and all amendments) indicates that the Person has no intention to (a) control or influence the management or policies of the Company, or (b) take any action inconsistent with a lack of intention to control or influence the management or policies of the Company; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

                                 b.      A "Change in Control" shall be deemed to have occurred if:

                                          (i)      Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.6(b)(iii)(a) shall not be deemed to be a Change in Control of the Company; or

                                          (ii)     The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

                                          (iii)    The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (a) a merger or consolidation which would result in both (i) continuing directors continuing to constitute at least 66 2/3% of the number of directors of the combined entity immediately following consummation of such merger or consolidation and (ii) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.6(b)(iii)(a) shall not be deemed to be a Change in Control of the Company; or

                                          (iv)     The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                                 For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                      2.7      Key Executive. Employees of the Company, excluding executive officers of the Company, who are specifically identified by the Company as eligible to participate in this Plan.

                      2.8      Moody's. An annualized rate of interest equal to Moody's Composite Average of Yields on Corporate Bonds as determined from Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto), or, if such monthly report is no longer published, a substantially similar rate determined in a manner determined to be appropriate by the Company, in its sole discretion. The rate to be applied for purposes of this Plan shall be based, for any given month, on the published rate for the immediately preceding calendar month.

                      2.9      Moody's Times 130%. An annualized rate of interest equal to 130% times Moody's Composite Average of Yields on Corporate Bonds as determined from Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto), or, if such monthly report is no longer published, a substantially similar rate determined by the Company, in its sole discretion. The rate to be applied for purposes of this Plan shall be based, for any given month, on such published rate for the immediately preceding calendar month.

                      2.10     Normal Retirement Date. The first day of the month on or after a Participant's 65th birthday.

                      2.11     Participant. A Key Executive who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

                      2.12     Pension Plan. The Boise Cascade Corporation Pension Plan for Salaried Employees, as amended from time to time.

                      2.13     Rule of 70. The attainment by a Participant of a number of Years of Service and age which, when added together, equal or exceed 70.

                      2.14     SSRP Maximum Compensation. The maximum amount of a Participant's Compensation that may be taken into account for purposes of the Company's Savings and Supplemental Retirement Plan.

                      2.15     Termination of Employment. The Participant's ceasing to be employed by the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, death or disability, provided that transfer from the Company to a subsidiary or parent of the Company shall not be deemed a Termination of Employment for purposes of this Plan.

                      2.16     Year of Service. A Year of Service as accumulated under the Pension Plan.

            3.      Administration and Interpretation. The Company, acting through its senior human resources officer or his or her delegates, shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Company may also adopt any rules it deems necessary to administer the Plan. The Company's responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company's management. Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Company with respect to those responsibilities, unless limited in writing by the Company. Any Participant may appeal any action or decision of these employees to the Company's senior human resources officer. Claims for benefits under the Plan and appeals of claim denials shall be in accordance with Sections 11 and 12. Any interpretation by the Company's senior human resources officer shall be final and binding on the Participants.

            4.      Participant Compensation Deferral.

                      4.1      Compensation Deferral. A Key Executive who wishes to participate in the Plan during the period from January 1, 1996, through December 31, 2000, shall execute a written Deferred Compensation Agreement within 30 days of the date the Participant commences employment with the Company, in substantially the form described in Exhibit A-1 (for Participants in salary guideline 118 or above) or A-2 (for Participants in salary guideline 117 or below). The amount of annual Compensation to be deferred shall be in whole percentage increments as specified in the Deferred Compensation Agreement. The period during which Compensation is reduced shall be the calendar years specified in the Deferred Compensation Agreement. The amount deferred shall result in corresponding reductions in the Compensation payable to a Participant.

                      4.2      Alteration of Compensation Deferral. The amount of compensation to be deferred, once selected by a Participant, shall be irrevocable except upon written approval by the Company. A request to alter the amount of compensation deferred must be submitted by a Participant in writing to the Company prior to January 1 of the year for which such modification is requested and shall detail the reasons for the modification. If a modification of the deferral amount is granted by the Company, the modification shall affect only future years of participation, and all benefits under the Plan shall be adjusted to reflect the new deferred amount and also to reflect any costs incurred by the Company to effect the adjusted benefits payable to the Participant.

                      4.3      Company Contribution. The Company shall make additions to Participants' Deferred Accounts as specified in the applicable Deferred Compensation Agreement.

            5.      Payment of Deferred Amounts.

                      5.1      Participant Account. For each Participant, the Company shall maintain a record of the Participant's deferrals by accumulating the amount of his or her deferred compensation, plus the Company contribution, if any, and each month the record shall be updated with an imputed monthly rate of interest equal to the applicable Account Accumulation Rate.

                      5.2      Plan Benefits Upon Termination of Employment. Upon Termination of Employment for reasons other than death or disability prior to satisfying the Rule of 70 or attaining age 55 with 10 or more Years of Service, the Account Accumulation Rate on such Participant's Deferred Account shall be adjusted, effective as of the date of Termination of Employment, to a rate equal to Moody's. Such rate shall apply prospectively from the date of termination to all undistributed amounts of the Participant's Deferred Account.

                                 Upon Termination of Employment for reasons other than disability, after satisfying the Rule of 70, or attaining age 55 with 10 or more Years of Service, a Participant shall be paid his or her Deferred Account in a lump sum or in equal monthly installments calculated to distribute his or her Deferred Account over a period of not more than 15 years. Payments shall commence on the date and shall be made in the manner elected by the Participant in the Deferred Compensation Agreement. Unpaid balances under the installment election continue to be credited with imputed interest at the applicable Account Accumulation Rate. If a Participant does not make an election, his or her account shall be paid out in monthly installments over 15 years beginning January 1 of the year following Termination of Employment.

                      5.3      Service With A Competitor. If a Participant provides services for remuneration to a Competitor following Termination of Employment, then notwithstanding anything in this Plan to the contrary, the Account Accumulation Rate applicable to such Participant's Deferred Account balance shall be equal to Moody's, effective as of the date upon which such Participant first rendered services to a Competitor.

                      5.4      Hardship Distribution. In the event of serious and unanticipated financial hardship, a Participant may request termination of his or her participation in the Plan and a lump-sum distribution of all or a portion of his or her Deferred Account balance. The Participant making a hardship distribution request under this section shall document, to the Company's satisfaction, that distribution of his or her account is necessary to satisfy an unanticipated, immediate, and serious financial need, and that the Participant does not have access to other funds, including proceeds of any loans, sufficient to satisfy the need. Upon receipt of a request under this section, the Company may, in its sole discretion, terminate the Participant's involvement in the Plan and distribute all or a portion of the Participant's account balance in a lump sum, to the extent such distribution is necessary to satisfy the financial need. The Participant shall sign all documentation requested by the Company relating to any such distribution, and any Participant whose participation in the Plan terminates under this paragraph shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company for a period of 12 months following the date of any distribution under this Section 5.4.

                      5.5      Premature Distribution With Penalty. Notwithstanding any provision in this Plan to the contrary, a Participant or beneficiary may, at any time, request a single lump-sum payment of the amount credited to a Participant's Deferred Account under the Plan. The amount of the payment shall be equal to (i) the Participant's Deferred Account balance under the Plan as of the payment date, reduced by (ii) an amount equal to 10% of such Deferred Account balance. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. This request must be made in writing to the Company. The lump-sum payment shall be made within 30 days of the date on which the Company received the request for the distribution. If a request is made under this provision, the Participant shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after such request is made. In addition, in this event, any deferred compensation agreement under any nonqualified deferred compensation plan of the Company shall not be effective with respect to Compensation payable to the Participant during this 12-month period.

                      5.6      Distribution Upon Extraordinary Events. If any Participant terminates employment with the Company as a direct result of the sale or divestiture of a facility, operating division, or reduction in force in connection with any reorganization of the Company's operations or staff, such Participant may request distribution of his or her entire account balance. Upon receipt of a request for distribution under this section, the Company may, in its sole discretion, elect whether to approve or deny the request. If the Company approves a request under this section, distribution of the Participant's account shall occur no later than January 1 of the year following the year during which such Termination of Employment occurs.

                      5.7      Small Account Distributions. If a Participant terminates employment with the Company for any reason and either (i) the Participant's benefit under this Plan is less than $5,000 in lump sum present value, calculated in accordance with reasonable assumptions, or (ii) the monthly payment under the benefit payment option selected by the Participant is less than $75 per month, such Participant's entire Deferred Account balance shall be promptly distributed by the Company to the Participant, and the Participant shall have no further rights or benefits under this Plan. Any distribution under this paragraph shall be made no later than January 1 of the year following the year in which such Termination of Employment occurs.

                      5.8      Change of Election. A Participant may request a change in the payout election any time prior to January 1 of the year benefits are scheduled to be paid, provided that the request is received by the Company at least 30 days prior to the date benefits are scheduled to be paid. The changed payout election must be one of the payout options in the original deferral agreement. Such request must be in writing and shall be approved or denied at the sole discretion of the Company. No change will be permitted that would allow a payment to be made earlier than originally elected in the Deferred Compensation Agreement.

                      5.9      Distributions Following Participant Death. If a Participant dies after his or her benefits have commenced and prior to the distribution of his or her entire Deferred Account, his or her beneficiary shall receive any benefit payments in accordance with the Deferred Compensation Agreement. If a Participant dies prior to the commencement of Plan distributions, the Company shall pay his or her designated beneficiary or beneficiaries the Participant's Deferred Account balance. Payments shall be made as specified in the Deferred Compensation Agreement. The Participant's Deferred Account shall be updated with a monthly rate of interest equal to the applicable Account Accumulation Rate.

                      5.10     Disability Benefit. If a Participant terminates employment with the Company prior to attaining age 65 due to a disability, the Participant may apply to the Company to have his or her account distributed in monthly installments over a 15-year period commencing on the first day of the month following the month in which the Company approves such request. The Company may, in its sole discretion, approve or deny any such request.

                      5.11      Recipients of Payments; Designation of Beneficiary. All payments to be made by the Company shall be made to the Participant, if living. If a Participant dies before receiving all benefit payments, all subsequent payments under the Plan shall be made to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with the Company in such form as the Company may prescribe. If no designation is in effect when any benefits payable under this Plan become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

            6.      Miscellaneous.

                      6.1      Assignability. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, to his or her designated beneficiary, or in the absence of a designation, by will or to his or her legal representative.

                      6.2      Employment Not Guaranteed by Plan. This Plan is not intended to and does not create a contract of employment in any manner. Employment with the Company is at will, which means that either the employee or the Company may end the employment relationship at any time and for any reason. Nothing in this Plan changes or should be construed as changing that at-will relationship.

                      6.3      Taxes. The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

                      6.4      Construction. To the extent not preempted by federal law, the Plan shall be construed according to the laws of the state of Idaho.

                      6.5      Form of Communication. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Company shall be made in writing and in such form as the Company may prescribe. Such communication shall be effective upon receipt by the Company's Salaried and Executive Compensation Manager at 1111 West Jefferson Street, P.O. Box 50, Boise Idaho 83728-0001.

            7.      No Reduction in Pension Benefit. To compensate a Participant for any reduction in pension benefits under the Pension Plan which may result from a Participant's deferring Compensation under this Plan, the Company shall pay to the Participant an amount equal to the reduction in pension benefits in accordance with the Company's Supplemental Pension Plan.

            8.      Amendment and Termination. The Company, acting through its Chief Executive Officer or his or her delegate, may, at its sole discretion, amend or terminate the Plan at any time, provided that the amendment or termination shall not adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent.

            9.      Unsecured General Creditor. Except as provided in Section 10, Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

            10.     Deferred Compensation and Benefits Trust. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the DCB Trust an amount of cash, marketable securities, or other property acceptable to the trustee equal in value to 105% of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the DCB Trust, to pay the Company's obligations with respect to Deferred Accounts under this Plan (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee as may be necessary in order to maintain the Funding Amount with respect to this Plan.

                      Upon a Change in Control of the Company, the assets of the DCB Trust shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

            11.     Claims Procedure.

                      11.1     In General. Claims for benefits under the Plan, other than claims for disability benefits under Section 5.10, shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's Compensation Manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed. This 90-day period may be extended an additional 90 days for special circumstances by the Compensation Manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period. If the claim is denied, the Manager shall notify the claimant in writing. This written notice shall:
•	state the specific reasons for the denial,
•	refer to the provisions of the Plan on which the determination is based,
•	describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,
•	explain how the claimant may submit the claim for review and state applicable time limits, and
•	state the claimant's right to bring an action under section 502(a) of ERISA following an adverse determination on review.

                      11.2     Disability Claims. Claims for disability benefits under Section 5.10 of the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's Compensation Manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 45 days after the application is filed. This 45-day period may be extended for up to two additional 30-day periods by the Compensation Manager, in his or her sole discretion, in each case for reasons beyond the Plan's control and by providing written notice of the extension to the claimant prior to the expiration of the current period. If additional information is needed from the Participant in order to make a decision on the claim, the Manager will notify the Participant of the information needed and the Participant will have 45 days to provide the requested information. If the claim is denied, the Manager shall notify the claimant in writing. This written notice shall:
•	state the specific reasons for the denial,
•	refer to the provisions of the Plan on which the determination is based,
•	describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,
•	explain how the claimant may submit the claim for review and state applicable time limits,
•	if an internal rule or guideline was relied upon, state that an internal rule or guideline was relied upon and that a copy of the rule or guideline will be provided at no charge upon request,
•

if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the claimant's circumstances, will be provided at no charge upon request, and

•	state the claimant's right to bring an action under section 502(a) of ERISA following an adverse determination on review.

            12.     Claims Review Procedure.

                      12.1     In General. Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, other than a claim for disability benefits under Section 5.10 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 11.1, and shall be filed with the Company's Compensation Manager. The Manager shall promptly inform the Company's senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review. The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant's request for review. This 60-day period may be extended an additional 60 days if, in the senior human resources officer's sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period. The written decision shall be final and binding on all parties and shall:
•	state the facts and specific reasons for the decision,
•	refer to the Plan provisions upon which the decision is based,
•	state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim, and
•	state the claimant's right to bring an action under section 502(a) of ERISA.

                      12.2     Disability Claims. Any Participant, former Participant, or Beneficiary of either, who has been denied a claim for disability benefits under Section 5.10 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed with the Company's Compensation Manager no later than 180 days after receipt of the written notification provided for in Section 11.2. The Manager shall promptly inform the Company's senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review. The senior human resources officer shall make his or her decision, in writing, within 45 days after receiving the claimant's request for review. This 45-day period may be extended an additional 45 days if special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 45-day period. The written decision shall be final and binding on all parties and shall:
•	state the facts and specific reasons for the decision,
•	refer to the Plan provisions upon which the decision is based,
•	state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim,
•

indicate whether any rule, guideline, protocol or criterion was relied on in the decision and, if so, that a copy of such rule, guideline, protocol or criterion will be provided at no charge upon request,

•

if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the claimant's circumstances, will be provided at no charge upon request, and

•	state the claimant's right to bring an action under section 502(a) of ERISA.